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                                                                    Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Net Market Makers:

We consent to the inclusion in the registration statement on Form S-4 of Media Metrix, Inc. of our report dated March 27, 2000, relating to the balance sheet of Net Market Makers as of December 31, 1999, and the related statements of operations, shareholders' equity, and cash flows for the year then ended and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.

                                                             /s/ KPMG LLP
                                                             ------------
                                                                 KPMG LLP

San Francisco, California
July 27, 2000